                            RHYTHMS NETCONNECTIONS INC.

              SERIES C PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT



                                   March 16, 1999

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                                 TABLE OF CONTENTS

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                                                                           Page
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1.   Purchase and Sale of Stock and Warrant. . . . . . . . . . . . . . .    1
     1.1  Sale and Issuance of Preferred Stock and Warrant.. . . . . . .    1
     1.2  Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
2.   Representations and Warranties of the Company.. . . . . . . . . . .    1
     2.1  Organization, Good Standing and Qualification. . . . . . . . .    1
     2.2  Capitalization and Voting Rights.. . . . . . . . . . . . . . .    2
     2.3  Subsidiaries.. . . . . . . . . . . . . . . . . . . . . . . . .    3
     2.4  Authorization. . . . . . . . . . . . . . . . . . . . . . . . .    3
     2.5  Valid Issuance of Preferred Stock, Warrant and Common Stock. .    3
     2.6  Consents.. . . . . . . . . . . . . . . . . . . . . . . . . . .    4
     2.7  Product Warranty and Product Liability.. . . . . . . . . . . .    4
     2.8  Litigation.. . . . . . . . . . . . . . . . . . . . . . . . . .    4
     2.9  Proprietary Information Agreements.. . . . . . . . . . . . . .    4
     2.10 Intellectual Property. . . . . . . . . . . . . . . . . . . . .    4
     2.11 Compliance with Other Instruments. . . . . . . . . . . . . . .    5
     2.12 Agreements; Action.. . . . . . . . . . . . . . . . . . . . . .    6
     2.13 Related-Party Transactions.. . . . . . . . . . . . . . . . . .    7
     2.14 Permits. . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
     2.15 Environmental and Safety Laws. . . . . . . . . . . . . . . . .    7
     2.16 Manufacturing and Marketing Rights.. . . . . . . . . . . . . .    8
     2.17 Disclosure.. . . . . . . . . . . . . . . . . . . . . . . . . .    8
     2.18 Registration Rights. . . . . . . . . . . . . . . . . . . . . .    9
     2.19 Corporate Documents. . . . . . . . . . . . . . . . . . . . . .    9
     2.20 Title to Property and Assets.. . . . . . . . . . . . . . . . .    9
     2.21 Employee Benefit Plans.. . . . . . . . . . . . . . . . . . . .    9
     2.22 Financial Statements.. . . . . . . . . . . . . . . . . . . . .    9
     2.23 Tax Returns, Payments and Elections. . . . . . . . . . . . . .    9
     2.24 Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     2.25 Minute Books.. . . . . . . . . . . . . . . . . . . . . . . . .   10
     2.26 Labor Agreements and Actions.. . . . . . . . . . . . . . . . .   10
     2.27 Inventory. . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     2.28 Notes and Accounts Receivable. . . . . . . . . . . . . . . . .   11
     2.29 Powers of Attorney.. . . . . . . . . . . . . . . . . . . . . .   11
     2.30 Guaranties.. . . . . . . . . . . . . . . . . . . . . . . . . .   11
3.   Representations and Warranties of the Investor. . . . . . . . . . .   11
     3.1  Authorization. . . . . . . . . . . . . . . . . . . . . . . . .   11
     3.2  Purchase Entirely for Own Account. . . . . . . . . . . . . . .   11
     3.3  Disclosure of Information. . . . . . . . . . . . . . . . . . .   12
     3.4  Investment Experience. . . . . . . . . . . . . . . . . . . . .   12
     3.5  Accredited Investor. . . . . . . . . . . . . . . . . . . . . .   12
     3.6  Qualified Institutional Buyer. . . . . . . . . . . . . . . . .   12
     3.7  Restricted Securities. . . . . . . . . . . . . . . . . . . . .   12
     3.8  Qualified Passive Investor.. . . . . . . . . . . . . . . . . .   12


                                         (i)
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4.   Covenants of the Investor.. . . . . . . . . . . . . . . . . . . . .   13
     4.1  Further Limitations on Disposition.. . . . . . . . . . . . . .   13
     4.2  Legends. . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
     4.3  Corporate Securities Law.. . . . . . . . . . . . . . . . . . .   14
     4.4  Waiver of "Piggy-Back" Registration Rights.. . . . . . . . . .   14
5.   Conditions of Investor's Obligations at the Closing.. . . . . . . .   14
     5.1  Representations and Warranties.. . . . . . . . . . . . . . . .   14
     5.2  Performance. . . . . . . . . . . . . . . . . . . . . . . . . .   14
     5.3  Compliance Certificate.. . . . . . . . . . . . . . . . . . . .   14
     5.4  Qualifications.. . . . . . . . . . . . . . . . . . . . . . . .   15
     5.5  Proceedings and Documents. . . . . . . . . . . . . . . . . . .   15
     5.6  Opinion of Company Counsel.. . . . . . . . . . . . . . . . . .   15
     5.7  Board of Directors.. . . . . . . . . . . . . . . . . . . . . .   15
     5.8  Investors' Rights Agreement. . . . . . . . . . . . . . . . . .   15
     5.9  Hart-Scott-Rodino. . . . . . . . . . . . . . . . . . . . . . .   15
6.   Conditions of the Company's Obligations at the Closing. . . . . . .   16
     6.1  Representations and Warranties.. . . . . . . . . . . . . . . .   16
     6.2  Qualifications.. . . . . . . . . . . . . . . . . . . . . . . .   16
     6.3  Performance. . . . . . . . . . . . . . . . . . . . . . . . . .   16
     6.4  Investors' Rights Agreement. . . . . . . . . . . . . . . . . .   16
7.   Indemnification.. . . . . . . . . . . . . . . . . . . . . . . . . .   16
     7.1  Indemnity by Company.. . . . . . . . . . . . . . . . . . . . .   16
     7.2  Indemnity by Investor. . . . . . . . . . . . . . . . . . . . .   17
8.   Miscellaneous.. . . . . . . . . . . . . . . . . . . . . . . . . . .   17
     8.1  Survival of Warranties.. . . . . . . . . . . . . . . . . . . .   17
     8.2  Successors and Assigns.. . . . . . . . . . . . . . . . . . . .   17
     8.3  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . .   17
     8.4  Counterparts.. . . . . . . . . . . . . . . . . . . . . . . . .   18
     8.5  Titles and Subtitles.. . . . . . . . . . . . . . . . . . . . .   18
     8.6  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
     8.7  Finder's Fee.. . . . . . . . . . . . . . . . . . . . . . . . .   18
     8.8  Expenses.. . . . . . . . . . . . . . . . . . . . . . . . . . .   18
     8.9  Amendments and Waivers.. . . . . . . . . . . . . . . . . . . .   18
     8.10 Severability.. . . . . . . . . . . . . . . . . . . . . . . . .   19
     8.11 Aggregation of Stock.. . . . . . . . . . . . . . . . . . . . .   19
     8.12 Entire Agreement.. . . . . . . . . . . . . . . . . . . . . . .   19

SCHEDULE A - Schedule of Investors
SCHEDULE B - Schedule of Series A Preferred Holders
SCHEDULE C - Schedule of Series B Preferred Holders
SCHEDULE D - Schedule of Common Holders
EXHIBIT A - Restated Certificate of Incorporation
EXHIBIT B - Amended and Restated Investors' Right Agreement
EXHIBIT C - Form of Warrant
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                                         (ii)

               SERIES C PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

     THIS SERIES C PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (the "Agreement") is made as of the 16th day of March 1999, by and between Rhythms NetConnections Inc., a Delaware corporation (the "Company"), and Microsoft Corporation (the "Investor").

     THE PARTIES HEREBY AGREE AS FOLLOWS:

     1.   PURCHASE AND SALE OF STOCK AND WARRANT.

          1.1  SALE AND ISSUANCE OF PREFERRED STOCK AND WARRANT.

               (a) RESTATED CERTIFICATE. The Company shall adopt and file with the Secretary of State of Delaware before the Closing (as defined below) the Restated Certificate of Incorporation in the form attached hereto as EXHIBIT A (the "Restated Certificate").

               (b) PURCHASE OF PREFERRED STOCK AND WARRANT. Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at the Closing (defined below) and the Company agrees to sell and issue to such Investor at the Closing (i) that number of shares of the Company's Series C Preferred Stock set forth opposite the Investor's name on SCHEDULE A hereto; and
(ii) a warrant, substantially in the form of EXHIBIT D attached hereto (the "Warrant"), to purchase 600,000 shares of the Company's Common Stock at an exercise price per share of $8.04 per share. The purchase price of each share of Series C Preferred Stock shall be $8.04 per share and the purchase price for each warrant to purchase one (1) share of Common Stock shall be $0.001 per share.

          1.2 CLOSING. The purchase and sale of the Series C Preferred Stock shall take place at the offices of Brobeck, Phleger & Harrison LLP, 550 West "C" Street, Suite 1200, San Diego California, at 11:00 a.m., on March 16, 1999, or at such other time and place as the Company and the Investor mutually agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing the Company shall deliver to the Investor a certificate representing the Series C Preferred Stock and the Warrant which such Investor is purchasing at the Closing (as set forth on Schedule A) against delivery to the Company by such Investor of a check or wire transfer in the amount of the purchase price therefor payable to the Company's order.

     2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that, except as set forth on a Schedule of Exceptions furnished to the Investor, which exceptions shall be deemed to be representations and warranties as if made hereunder:

          2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

          2.2 CAPITALIZATION AND VOTING RIGHTS. The authorized capital of the Company consists, or will consist prior to the Closing, of:

                    (i) PREFERRED STOCK. 24,407,762 shares of Preferred Stock (the "Preferred Stock"), of which 12,900,000 have been designated Series A Preferred Stock of which 12,855,094 are issued and outstanding (as set forth on Schedule B) and which are currently convertible into 25,710,188 shares of Common Stock, of which 4,044,943 have been designated Series B Preferred Stock all of which are issued and outstanding (as set forth on Schedule C) and which are currently convertible into 8,089,886 shares of Common Stock and 7,462,819 shares of which have been designated Series C Preferred Stock 3,731,410 of which are issued and outstanding and the rest will be sold pursuant to this Agreement.
The rights, privileges and preferences of the Series C Preferred Stock as of the Closing will be as stated in the Company's Restated Certificate attached hereto as EXHIBIT A.

                    (ii) COMMON STOCK. 70,439,653 shares of common stock ("Common Stock"), of which 7,119,208 shares are issued and outstanding and are owned by the persons, and in the numbers specified in Schedule D hereto, and of which 365,096 shares are held by the Company as treasury stock. The outstanding shares of common stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended, and any relevant state securities laws, or pursuant to valid exceptions therefrom.

                  (iii) Except for (A) the Warrant to be issued under this Agreement, (B) the conversion privileges of each of the Series A Preferred Stock and the Series B Preferred Stock and the Series C Preferred Stock to be issued under this Agreement, the rights provided in paragraph 2.4 of the Amended and Restated Investors' Rights Agreement (the "Investors' Rights Agreement") of even date herewith in the form attached hereto as EXHIBIT B, (D) the Company's reservation of 9,727,942 shares of Common Stock for issuance to employees, directors and consultants pursuant to options granted, and to be granted in the future, under a stock option plan, (E) warrants to purchase up to 3,944,000 shares of Common Stock issued in connection with the Company's sale and issuance of 290,000 units consisting of 13-1/2% senior discount notes and warrants, all pursuant to that certain Purchase Agreement dated April 28,1998 and (F) a warrant to purchase up to 478,650 shares of Common Stock issued in connection with a lease financing there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. The Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

          2.3 SUBSIDIARIES. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.

          2.4  AUTHORIZATION.    All corporate action on the part of the
Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the Investors' Rights Agreement, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance (or reservation for issuance), sale and delivery of the Series C Preferred Stock and Warrant being sold hereunder and the Common Stock issuable upon conversion of the Series C Preferred Stock and upon exercise of the Warrant has been taken or will be taken prior to the Closing, and this Agreement and the Investors' Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

          2.5  VALID ISSUANCE OF PREFERRED STOCK, WARRANT AND COMMON STOCK.

               (a) The Series C Preferred Stock and Warrant which are being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations of the Investor in this Agreement, will be issued in compliance with all applicable federal and state securities laws and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Investors' Rights Agreement and under applicable state and federal securities law. The Common Stock issuable upon conversion of the Series C Preferred Stock and/or upon exercise of the Warrant purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, shall be duly and validly issued, fully paid and nonassessable, and issued in compliance with all applicable securities laws and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Investors' Rights Agreement and under applicable state and federal securities law, as presently in effect, of the United States and each of the states whose securities laws govern the issuance of any of the Securities (as defined in Section 3.2) hereunder.

               (b) The outstanding shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws.

          2.6 CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any person or entity not a party hereto or any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for the filing pursuant to Section 25102(f) of the California Corporate

Securities Law of 1968, as amended, and the rules thereunder, which filing will be effected within 15 days of the sale of the Series C Preferred Stock hereunder.

          2.7  PRODUCT WARRANTY AND PRODUCT LIABILITY.    Each product
manufactured, sold, leased, or delivered by the Company has been in material conformity with all applicable contractual commitments and all express and implied warranties, and the Company has no liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company giving rise to any liability) for replacement or repair thereof or other damages in connection therewith. The Company has received no customer complaints concerning its products and/or services, nor has it had any of its products returned by a purchaser thereof. The Company has no material liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Company.

          2.8 LITIGATION. There is no action, suit, proceeding or investigation pending or, to its knowledge, currently threatened against the Company. The foregoing includes, without limitation, actions pending or threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

          2.9 PROPRIETARY INFORMATION AGREEMENTS. Each employee, officer and consultant of the Company has executed a Proprietary Information and Inventions Agreement in the form provided to the Investor. The Company, after reasonable investigation, is not aware that any of its employees, officers or consultants are in violation thereof, and the Company will use its best efforts to prevent any such violation.

          2.10 INTELLECTUAL PROPERTY. The Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights, or processes of third parties, nor has the Company received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights, processes, or other proprietary rights of any other person or entity. The Company is not aware after due inquiry of its employees that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement and the Investors' Rights Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge after due inquiry of its employees, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any law, contract, covenant or instrument under which any of such employees is now subject to or obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

          2.11 COMPLIANCE WITH OTHER INSTRUMENTS. (i) The Company is not in violation or default of any provisions of its Certificate of Incorporation or Bylaws or of any instrument, judgment, order, writ, decree, lien, indenture, mortgage, lease, or contract to which it is a party or by which it is bound or of any provision of federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement, the Investors' Rights Agreement or any ancillary agreements and the consummation of the transactions contemplated hereby and thereby, and the issuance and sale of Securities (as defined in Section 3.2), will not result in any such violation, will not permit the acceleration of the maturity of, or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree, lien, indenture, mortgage, lease, contract, statute, rule, or regulation, or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the Securities or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties; and (ii) there is no judgment, order, writ or decree issued by a court of law that specifically names the Company.

          2.12 AGREEMENTS; ACTION.

               (a) Except for agreements explicitly contemplated hereby and by the Investors' Rights Agreement, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

               (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound which may involve (i) obligations of the Company (contingent or otherwise) of, or payments to the Company individually in excess of $100,000 or, in case of agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound are individually less than $100,000, in excess of $250,000 in the aggregate, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services, or (iv) indemnification by the Company with respect to infringement of proprietary rights.

               (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $100,000 or, in the case of indebtedness and/or liabilities individually less than $100,000, in excess of $250,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

               (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

               (e) The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Restated Certificate or Bylaws, which adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.

               (f) The Company has not engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company in a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

               (g) As of the Closing, the Company has not incurred any expenses and has no liabilities individually in excess of $100,000 or, in the case of expenses and/or liabilities individually less than $100,000, in excess of $250,000 in the aggregate.

          2.13 RELATED-PARTY TRANSACTIONS. No employee, officer, or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

          2.14 PERMITS.   The Company has all franchises, permits, licenses, and
other similar authorities necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

          2.15 ENVIRONMENTAL AND SAFETY LAWS.

         (i) The Company is not in violation of any federal, state, local or foreign statute, regulation, ordinance or other provision having the force or effect of law, any judicial or administrative order or determination, any contractual obligation or any common law concerning public health and safety, worker health and safety, or pollution or protection of the environment, including without limitation any of those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect (referred to herein collectively as the "Environmental, Health, and Safety Requirements"), and no material expenditures are or will be required in order to comply with the Environmental, Health, and Safety Requirements.

        (ii) The Company has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to all Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business.

       (iii) The Company has not received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to Company or its facilities arising under the Environmental, Health, and Safety Requirements.

        (iv) None of the following exists at any property or facility owned or operated by the Company: (1) underground storage tanks, (2) asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or disposal areas.

        (v) The Company has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the

Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Solid Waste Disposal Act, as amended ("SWDA"), or any of the Environmental, Health, and Safety Requirements.

       (vi) Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

      (vii) The Company has not, either expressly or by operation of law, assumed or undertaken any liability, including without limitation any obligation for corrective or remedial action, of any person or entity relating to the Environmental, Health, and Safety Requirements.

     (viii) No facts, events or conditions relating to the past or present facilities, properties or operations of the Company will prevent, hinder or limit continued compliance with the Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to the Environmental, Health, and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to the Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

          2.16 MANUFACTURING AND MARKETING RIGHTS. The Company has not granted rights to manufacture, produce, assemble, license, market, or sell its products to any other person and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market, or sell its products.

          2.17 DISCLOSURE. The Company has fully provided the Investor with all the information which such Investor has requested for deciding whether to purchase the Series C Preferred Stock and all information that is material to enable such Investor to make such decision. Neither this Agreement, the Investors' Rights Agreement, nor any other statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

          2.18 REGISTRATION RIGHTS. Except as provided in the Investors' Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

          2.19 CORPORATE DOCUMENTS. Except for amendments necessary to satisfy representations and warranties or conditions contained herein (the form of which amendments has been approved by the Investor), the Certificate of Incorporation and Bylaws of the Company as currently in effect are in the form previously provided to the Investor.

          2.20 TITLE TO PROPERTY AND ASSETS. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances.

          2.21 EMPLOYEE BENEFIT PLANS. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

          2.22 FINANCIAL STATEMENTS. The Company has provided to the Investor copies of its unaudited balance sheet and statement of operations at December 31, 1998 and for the period then ended (the "Financial Statements"). The Financial Statements are true, complete and correct, present fairly the financial condition of the Company and the results of operations as of the date of such statements and have been prepared in accordance with generally accepted accounting principles ("GAAP"), except that the unaudited Financial Statements do not contain the footnotes required by GAAP. The Financial Statements accurately set forth and describe the financial condition and operating results of the Company as of the date, and for the period, indicated therein, subject to normal year-end audit adjustments.

          2.23 TAX RETURNS, PAYMENTS AND ELECTIONS. The Company has filed all tax returns and reports required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith which are listed in the Schedule of Exceptions. The provision for taxes of the Company as shown in its Financial Statements is adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended ("Code"), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 341(f) or Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation or amortization) which would have a material effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets.

          2.24 INSURANCE. The Company has in full force and effect and shall maintain fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed. The Company shall also maintain broad form comprehensive general liability insurance in the minimum amount of $2,000,000 per year.

          2.25 MINUTE BOOKS. The minute books of the Company provided to the Investor contain a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

          2.26 LABOR AGREEMENTS AND ACTIONS. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company.

          2.27 INVENTORY.    All inventory of the Company consists of raw
materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the Company's most recent balance sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing in accordance with the past custom and practice of the Company.

          2.28 NOTES AND ACCOUNTS RECEIVABLE.   All notes and accounts
receivable of the Company are reflected properly on the Company's books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Company's most recent balance sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing in accordance with the past custom and practice of the Company.

          2.29 POWERS OF ATTORNEY.    There are no outstanding powers of
attorney executed on behalf of the Company.

          2.30 GUARANTIES.    The Company is not a guarantor or otherwise is
liable for any liability or obligation (including indebtedness) of any other person or entity other than its wholly owned subsidiaries.

     3. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor hereby represents and warrants to the Company that:

          3.1 AUTHORIZATION. The Investor has full power and authority to enter into this Agreement, the Warrant and the Investors' Rights Agreement and each such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable Federal or state securities laws.

          3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement and the Warrant are made with the Investor in reliance upon such Investor's representation to the Company that the Series C Preferred Stock and the Warrant to be received by such Investor and the Common Stock issuable upon conversion and/or exercise thereof (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Investor has full power and authority to enter into this Agreement.

          3.3 DISCLOSURE OF INFORMATION. The Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series C Preferred Stock and the Warrant. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon.

          3.4 INVESTMENT EXPERIENCE. The Investor acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series C Preferred Stock and the Warrant. If other than an individual, it has not been organized for the purpose of acquiring the Series C Preferred Stock or the Warrant.

          3.5 ACCREDITED INVESTOR. The Investor is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

          3.6 QUALIFIED INSTITUTIONAL BUYER. The Investor is a "qualified institutional buyer" within the meaning of SEC Rule 144A, as presently in effect.

          3.7 RESTRICTED SECURITIES. It understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inas much as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act of 1933, as amended (the "act"), only in certain limited circumstances. In this connection, Investor is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

          3.8 QUALIFIED PASSIVE INVESTOR. The Investor represents and warrants to the Company that the voting securities of the Company are being acquired by, and will be held by the Investor solely for the purpose of investment within the meaning of Section 7A(c)(9) of the Clayton Act, and 16 C.F.R. Sections 801.1(j) and 802.9, and that the Investor has no intention of participating in the formulation, determination, or direction of the basic business decisions of the Company.

     4.   COVENANTS OF THE INVESTOR.

          4.1  FURTHER LIMITATIONS ON DISPOSITION.

               (a) Without in any way limiting the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 4.1 and Section 7, provided and to the extent such sections are then applicable, and the Investors' Rights Agreement and:

                    (i) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                   (ii) (A) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (B) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

               (b) Notwithstanding the provisions of paragraph (a) above, (i) no such Registration Statement or opinion of counsel shall be necessary for a transfer (A) by an Investor which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or to the transfer by gift, will or intestate succession of any partner to his spouse or to the siblings, lineal descendants or ancestors of such partner or his spouse, or (B) to an "affiliate" of the Investor as that term is defined in Rule 405 promulgated by the Securities and Exchange Commission under the Act, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he were an original Investor hereunder, and (ii) no transferee shall be required, as a condition to any transfer of Securities by the Investor, to agree to be bound by this Section 4.1, if the transferee is acquiring such Securities pursuant to a Registration Statement under the Act or in a transaction made pursuant to Rule 144.


          4.2 LEGENDS. It is understood that the certificates evidencing the Securities (and the Common Stock issuable upon conversion and/or exercise thereof) may bear one or all of the following legends:

               (a) "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

               (b) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the Code.

          4.3 CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

          4.4 WAIVER OF "PIGGY-BACK" REGISTRATION RIGHTS. The Investor hereby waives, solely with respect to the Company's filing, within six months of the Closing, of a registration statement under the Act in connection with an initial public offering of its Common Stock, any "piggy-back" registration rights it may have under Section 1.3 of the Investors' Rights Agreement; PROVIDED, HOWEVER, that such waiver shall only be deemed effective if the Company shall obtain a similar waiver of such rights on behalf of all other holders of Registrable Securities (as defined in the Investors' Rights Agreement) under the Investors' Rights Agreement.

     5. CONDITIONS OF INVESTOR'S OBLIGATIONS AT THE CLOSING. With respect to the Closing, the obligations of the Investor under subsections 1.1 and 1.2 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against the Investor unless such Investor consents thereto:

          5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of Closing.

          5.2 PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          5.3 COMPLIANCE CERTIFICATE. The President of the Company shall have delivered to the Investor at the Closing a certificate certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled and stating that there has been no adverse change in the business, affairs, operations, properties, assets or condition of the Company since the date of this Agreement.

          5.4 QUALIFICATIONS. The Commissioner of Corporations of the State of California shall have issued a permit qualifying the offer and sale of the Series C Preferred Stock and the Warrant and the underlying Common Stock to the Investor pursuant to this Agreement, or such offer and sale shall be exempt from such qualification under the California Corporate

Securities Law of 1968, as amended. Any other authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Series C Preferred Stock pursuant to this Agreement, shall be duly obtained and effective as of the Closing.

          5.5 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor, and the Investor shall have received all such counterpart original and certified or other copies of such documents as such Investor may reasonably request.

          5.6 OPINION OF COMPANY COUNSEL. The Investor shall have received from Brobeck, Phleger & Harrison LLP, counsel for the Company, an opinion, dated the date of the Closing, in form and substance satisfactory to the Investor.

          5.7 BOARD OF DIRECTORS. The Board of Directors of the Company as of the Closing shall consist of Catherine Hapka, Kevin Compton, Keith Geeslin, Ken Harrison, William Stensrud, John Walecka and Susan Mayer.

          5.8 INVESTORS' RIGHTS AGREEMENT. The Company and the Investor shall have entered into the Investors' Rights Agreement in the form attached as EXHIBIT B.

          5.9 HART-SCOTT-RODINO. All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or otherwise been terminated and the parties shall have received all other required authorizations, consents, and approvals of governments and governmental agencies.

     6. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT THE CLOSING. The obligations of the Company to the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the Investor:

          6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor contained in Section 3 shall be true on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

          6.2 QUALIFICATIONS. The Commissioner of Corporations of the State of California shall have issued a permit qualifying the offer and sale to the Investor of the Series C Preferred Stock and the Warrant and the Common Stock issuable upon the conversion and/or exercise thereof or such offer and sale shall be exempt from such qualification under the California Corporate Securities Law of 1968, as amended. Any other authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

          6.3 PERFORMANCE. The Investor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          6.4 INVESTORS' RIGHTS AGREEMENT. The Company and the Investor shall have entered into the Investors' Rights Agreement in the form attached as EXHIBIT B.

     7.   INDEMNIFICATION.

          7.1 INDEMNITY BY COMPANY. Company shall indemnify and hold Investor harmless from and against any and all liability (including, without limitation, strict liability), loss, damage, or deficiency (including, without limitation, reasonable attorneys' fees and associated costs) resulting from any misrepresentation, breach of warranty, or nonfulfillment of any agreement on the part of Company under this Agreement or under any certificate or other instrument furnished or to be furnished by Company hereunder, and from the ownership, management, operations, and interests of Company prior to Closing, and from any act or omission of Company, or its agents, employees, and independent contractors in respect of periods prior to the Closing. To be entitled to such indemnification, Investor must give Company written notice of the assertion by a third party, to which Investor has knowledge, of any claim with respect to which Investor might bring a claim for indemnification hereunder, and in all events must have supplied such notice to Company within the applicable period for defense of such claim by Company. Upon Company's agreement to indemnify Investor hereunder, Company shall have the right, at Company's own expense, to defend and litigate any such third party claim. In no event shall Company be liable for the acts or omissions of prior owners, operators, or managers of the Investor or their agents, independent contractors, or employees, including, without limitation, any liability arising out of or in connection with claims which occurred prior to the Closing.

          7.2 INDEMNITY BY INVESTOR. Investor shall indemnify and hold Company harmless from and against any and all liability (including, without limitation, strict liability), loss, damage or deficiency (including, without limitation, reasonable attorneys' fees and associated costs) resulting from any misrepresentation, breach of warranty, or nonfulfillment under any agreement on the part of Investor under this Agreement or under any certificate or other instrument furnished by Investor or to be furnished by Investor hereunder, and from any act or omission of Investor, or its agents, employees, and independent contractors in respect of periods prior to the Closing. To be entitled to such indemnification, Company must give Investor written notice of the assertion by a third party, to which Company has knowledge, of any claim with respect to which Company might bring a claim for indemnification hereunder, and in all events must have provided such notice within the applicable period for defense of such claim by Investor. Upon Investor's agreement to indemnify Company hereunder, Investor shall have the right, at Investor's own expense, to defend and litigate any such third party claim. In no event shall Investor be liable for the acts or omissions of prior owners, operators, or managers of the Company or their agents, independent contractors, or employees, including, without limitation, any liability arising out of or in connection with claims which occurred prior to the Closing.

     8.   MISCELLANEOUS.

          8.1 SURVIVAL OF WARRANTIES. The warranties, representations and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

          8.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Securities sold hereunder or any Common Stock issued upon conversion and/or exercise thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          8.3 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware without regard to choice of law principles.

          8.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          8.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          8.6 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon receipt, and shall be addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          8.7 FINDER'S FEE. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible.

               The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

          8.8 EXPENSES. Irrespective of whether the Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Restated Certificate, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          8.9 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock issued or issuable upon conversion of the Series C Preferred Stock issued or issuable pursuant to this Agreement. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding (including securities into which such Securities are convertible and/or exercisable), each future holder of all such securities, and the Company.

          8.10 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          8.11 AGGREGATION OF STOCK. All shares of the Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          8.12 ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.


                  [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        RHYTHMS NETCONNECTIONS INC.



                                        By: /s/ Catherine Hapka
                                            -----------------------------------
                                            Catherine Hapka, President

                              Address:  6933 South Revere Parkway
                                        Englewood, CO 80112-3931

                                        INVESTOR:

                                        MICROSOFT CORPORATION

                                        By: /s/ [Illegible]
                                           ------------------------------------


                                        Its:
                                             ----------------------------------

                              Address:  One Microsoft Way
                                        Redmond, WA 98052-6399


                  [SIGNATURE TO STOCK PURCHASE AGREEMENT]

                                     SCHEDULE A

                                Schedule of Investor


                                AGGREGATE                                          NUMBER OF SERIES C       NUMBER OF
                                 SHARE         WARRANT      AGGREGATE PURCHASE      PREFERRED SHARES      WARRANT SHARES
                                PURCHASE       PURCHASE          PRICE PAID         TO BE ISSUED         TO BE ISSUED AT
    INVESTOR                     PRICE          PRICE            AT CLOSING          AT CLOSING               CLOSING
    --------                     -----          -----            ----------          ----------               -------
Microsoft Corporation.      $30,000,528.36      $600           $30,001,128.36         3,731,409                 600,000


     TOTALS                 $30,000,528.36      $600           $30,001,128.36          3,731,409                600,000
                            --------------      ----           --------------          ---------                -------
                            --------------      ----           --------------          ---------                -------


                                      SCHEDULE B

                        Schedule of Series A Preferred Holders



                             FIRST CLOSING (JULY 3, 1997)

                                                                   TOTAL SERIES
                                                                     A STOCK
Enterprise Partners III, L.P.                                     1,380,000

Enterprise Partners III Associates, L.P.                            120,000

Enterprise Partners IV, L.P.                                           --

Brentwood Associates VII, L.P.                                    1,060,000

Brentwood Affiliates Fund, L.P.                                      60,000

Kleiner Perkins Caufield & Byers VIII                             1,462,500

KPCB VIII Information Sciences Zaibatsu Fund II                      37,500

DLJ Capital Corporation                                              30,000

DLJ First ESC L.L.C.                                                150,000

Sprout Capital VII, L.P.                                          1,304,843

The Sprout CEO Fund, L.P.                                            15,157

Epley Investors II, LLC                                             125,000

Stanford University                                                  15,000
                                                                  ---------
          FIRST CLOSING TOTAL                                     5,760,000
                                                                  ---------
                                                                  ---------


                            SECOND CLOSING (JULY 29, 1997)

Brentwood Associates VII, L.P.                                      380,000


          SECOND CLOSING TOTAL                                      380,000
                                                                  ---------
                                                                  ---------
          FIRST & SECOND CLOSING TOTAL                            6,140,000
                                                                  ---------
                                                                  ---------

                    FRIENDS AND FAMILY CLOSING (DECEMBER 23, 1997)

Other Purchasers                                                    210,000


                          THIRD CLOSING (DECEMBER 23, 1997)


                                                                   TOTAL SERIES
                                                                     A STOCK

Enterprise Partners III, L.P.                                     1,380,000

Enterprise Partners III Associates, L.P.                            120,000

Brentwood Associates VII, L.P.                                    1,440,000

Brentwood Affiliates Fund, L.P.                                      60,000

Kleiner Perkins Caufield & Byers VIII                             1,462,500

KPCB VIII Information Sciences Zaibatsu Fund II                      37,500

DLJ Capital Corporation                                              30,000

DLJ First ESC L.L.C.                                                150,000

Sprout Capital VII, L.P.                                          1,304,843

The Sprout CEO Fund, L.P.                                            15,157

Epley Investors II, LLC                                             125,000

Stanford University                                                  15,000

Catherine M. Hapka                                                  365,094
                                                                  ---------
          THIRD CLOSING TOTAL                                     6,505,094
                                                                 ----------
                                                                 ----------
          FIRST, SECOND & THIRD CLOSING TOTAL                    12,855,094
                                                                 ----------


                                      SCHEDULE C

                        Schedule of Series B Preferred Holders



                                                              Number of Shares
Enron Communications Group, Inc.                                  2,247,191

Enterprise Partners III, L.P.                                       413,483

Enterprise Partners III Associates, L.P.                             35,955

Kleiner Perkins Caufield & Byers VIII                               414,202

KPCB VIII Founders Fund                                              24,000

KPCB Information Sciences Zaibatsu Fund II                           11,236

Brentwood Associates VII, L.P.                                      431,461

Brentwood Affiliates Fund, L.P.                                      17,977

DLJ Capital Corporation                                               8,989

DLJ First ESC L.L.C.                                                 44,944

Sprout Capital VII, L.P.                                            390,966

The Sprout CEO Fund, L.P                                              4,539


          TOTAL                                                    4044,943
                                                                   --------
                                                                   --------


                                      SCHEDULE D

                              Schedule of Common Holders




                                                               Number of Shares
Enterprise Partners III, L.P.                                     1,104,902

Enterprise Partners III Associates, L.P.                             96,078

Enterprise Partners IV, L.P.                                        600,490

Employees of the Company who have exercised stock options         5,317,738
                                                                 ----------
TOTAL                                                             7,119,208
                                                                 ----------
                                                                 ----------


                                     EXHIBIT A

                     RESTATED CERTIFICATE OF INCORPORATION









                                     EXHIBIT A-1

                                       EXHIBIT B

               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT









                                     EXHIBIT B-1

                                     EXHIBIT C

                                  FORM OF WARRANT









                                     EXHIBIT C-1